     As filed with the Securities and Exchange Commission on July 18, 2001.
                           Registration No. 333-69897
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 --------------


                         WADDELL & REED FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

                         Delaware                    51-0261715

            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)      Identification No.)



                                6300 Lamar Avenue
                           Overland Park, Kansas 66202
                                 (913) 236-2000

          (Address of Principal Executive Offices, including Zip Code)

                         -------------------------------


              Waddell & Reed Financial, Inc. 401(k) and Thrift Plan
--------------------------------------------------------------------------------
                              (Full Title of Plans)



          DANIEL C. SCHULTE                              COPY TO:
              SECRETARY                              GLEN J. HETTINGER
    WADDELL & REED FINANCIAL, INC.                  HUGHES & LUCE, LLP
          6300 LAMAR AVENUE                    1717 MAIN STREET, SUITE 2800
     OVERLAND PARK, KANSAS 66202                    DALLAS, TEXAS 75201
            (913) 236-2000                            (214) 939-5500


  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                           [DESCRIPTION OF SECURITIES]
                            REMOVED FROM REGISTRATION

     Waddell & Reed Financial, Inc., a Delaware corporation ("WDR"), filed a Registration Statement on Form S-8 (File No. 333-69897) with the Securities and Exchange Commission on December 30, 1998, registering 1,000,000 shares of Class B Common Stock of WDR, par value $.01 per share, that are issuable pursuant to the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan (the "Registered Securities"). The Registered Securities were offered for resale from time to time by certain selling securityholders named in the Registration Statement. Pursuant to WDR's undertaking in the Registration Statement, WDR files this Post-Effective Amendment No. 1 to remove from registration any Registered Securities that were registered but remain unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 11, 2001.

                                       WADDELL & REED FINANCIAL, INC.


                                       By: /s/ John E. Sundeen, Jr.
                                          --------------------------------------
                                          John E. Sundeen, Jr.,
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


         SIGNATURE                                   TITLE                                       DATE

/s/ KEITH A. TUCKER                         Chairman of the Board, Chief                  July 11, 2001
--------------------------------            Executive Officer and Director
Keith A. Tucker

/s/ HENRY J. HERRMANN                       President, Chief Investment                   July 11, 2001
--------------------------------            Officer and Director
Henry J. Herrmann

/s/ ROBERT L. HECHLER                       Executive Vice President                      July 11, 2001
--------------------------------            and Director
Robert L. Hechler

/s/ JOHN E. SUNDEEN, JR.                    Senior Vice President, Chief                  July 11, 2001
--------------------------------            Financial Officer and Treasurer
John E. Sundeen, Jr.                        (Principal Financial Officer)


/s/ D. TYLER TOWERY                         Vice President and Controller                 July 11, 2001
--------------------------------            (Principal Accounting Officer)
D. Tyler Towery

               *                            Director                                      July 11, 2001
--------------------------------
James M. Raines

               *                            Director                                      July 11, 2001
--------------------------------
William L. Rogers



*By /s/ DANIEL C. SCHULTE                                                                 July 11, 2001
    ---------------------
    Daniel C. Schulte
    Attorney-in-fact

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